EXHIBIT 5.1



                                                       November 14, 1997



Southern Peru Copper Corporation
180 Maiden Lane
New York, New York 10038

Dear Sirs:

      You have requested my opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Southern Peru Copper Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended, of $3,000,000 of the Company's Deferred Compensation Obligations (the "Obligations") which may be acquired by certain executive and other key salaried employees of the Company and its subsidiaries pursuant to the terms and provisions of the Southern Peru Copper Corporation Compensation Deferral Plan effective January 1, 1998 (the "Plan").

      I am familiar with the corporate proceedings relating to the authorization of the Obligations. I or my associate have examined and relied on originals, or copies certified to my satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinion herein expressed.

      Based upon the foregoing, it is my opinion that the Obligations will, if issued and delivered in accordance with the terms and provisions of the Plan, be valid obligations of the Company enforceable in accordance with the terms of the Plan.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent I do not thereby admit that I am an expert with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules or regulations of the Commission issued thereunder.

                                     Very truly yours,

                                     /s/ Augustus B. Kinsolving

                                     Augustus B. Kinsolving